Exhibit 5.1(b)

August 2, 2010

D. Medical Industries Ltd.

7 Zabotinsky St.

Moshe Aviv Tower

Ramat-Gan 52520

Israel

Dear Sirs/Mesdames:

We have acted as U.S. counsel to D. Medical Industries Ltd. (the “Company”), a corporation organized under the laws of Israel, in connection with the registration statement on Form F-1, as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the initial public offering of the Company’s ordinary shares in the United States. In connection with such offering, the Company has agreed to issue warrants (the “Warrants”) to the underwriters pursuant to an underwriting agreement in the form attached to the Registration Statement as Exhibit 4.1 to be entered into between the Company and the underwriters (the “Underwriting Agreement”).

As counsel, we have made such investigations and examined the originals, or duplicate, certified, conformed, telecopied or photostatic copies of such corporate records, agreements, documents and other instruments and have made such other investigations as we have considered necessary or relevant for the purposes of this opinion.

With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials, officers and authorized representatives of the Company and have not performed any independent check or verification of such factual matters.

In giving this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as duplicates, certified, conformed, telecopied or photostatic copies and the authenticity of the originals of such latter documents.

Our opinion set forth below is limited to the laws of the State of New York.

The opinion hereafter expressed with respect to the enforceability of the Warrants is subject to the general qualifications that any rights and remedies with respect to the Warrants may be subject to and affected by: (i) bankruptcy, insolvency, reorganization, arrangement, wind-up, moratorium and other similar laws of general application affecting the enforcement of creditors’ rights generally; (ii) general principles of equity, including, without limitation, those governing the availability of equitable remedies (such as injunctive relief and specific performance) which are in the discretion of a court and the concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or law); and (iii) general rules of contract law with respect to matters such as the election of remedies, the limits of severability, mutuality of obligations, and opportunity to cure, limitations on the enforceability of indemnification, contribution or exculpation provisions under applicable securities laws or otherwise and limitations on the enforceability of provisions which are in violation of public policy.

In so far as our opinion expressed herein relates to or is dependent upon matters governed by the laws of Israel, we have relied, with the Company’s permission and consent, without independent investigation, upon the opinions of Yoram L. Cohen, Ashlagi, Eshel Law Firm, filed as Exhibit 5.1(a) to the Registration Statement. With the Company’s permission and the permission of such counsel, we have assumed such opinions are correct and we are relying on the opinions of such counsel and our opinion below is subject to the assumptions and qualifications contained in the opinions of such counsel.

Based upon and subject to the foregoing, we are of the opinion that when the Underwriting Agreement has been duly executed and delivered by the parties thereto and when the Warrants have been duly authorized, issued, executed, sold and delivered in the manner and for the consideration stated in the Underwriting Agreement, the Warrants will be valid and binding obligations of the Company.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not hereby agree that we come within the category of persons whose consent is required by Section 7 of the Securities Act.

Yours truly,

/s/ Torys LLP